Exhibit 10.17

Stock Option Agreement between Uroplasty, Inc. and Executive Advisory Group (“EAG”)
dated April 1, 2003.

UROPLASTY, INC.
1995 PLAN STOCK OPTION AGREEMENT

No: 95-77-NQ

          THIS STOCK OPTION AGREEMENT by and between Executive Advisory Group (the “Optionee”) and Uroplasty, Inc., a Minnesota corporation having a place of business at 2718 Summer Street NE, Minneapolis, MN 55413 (the “Company”), is dated April 1, 2003.

WITNESSETH:

          WHEREAS, the Company has adopted the Uroplasty, Inc. 1995 Stock Option Plan as amended December 7, 1999 (the “Plan”), and

          WHEREAS, the Optionee and the Company wish to enter into this Agreement for the granting of stock options effective April 1, 2003, and

          WHEREAS the Board of Directors has granted a stock option subject to the execution of this Stock Option Agreement.

          NOW, THEREFORE, it is agreed as follows:

          Plan. The terms and conditions of the Plan, a copy of which has been delivered to the Optionee, are hereby incorporated herein and made a part hereof by reference as if set forth in full. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

          Number of Shares/Exercise Price. The number of shares of Common Stock of the Company subject to the stock option provided for by this Agreement is fifty thousand (50,000) and the purchase price of each such share is two dollars and eighty cents ($2.80).

          Expiration. No stock option provided for by this Agreement is exercisable after the earlier to occur of:

          the expiration of five (5) years from the date of this Agreement;

          the expiration of twelve (12) months from the date of termination of the service of Optionee’s President, Sam B. Humphries, as a board member or, if later, termination of the service of Optionee as a consultant to the Company (other than a termination described in subparagraph (c) or (d) below); provided that if the Optionee’s President shall die during such twelve-month period, the time of termination of the unexercised portion of this Option shall be determined pursuant to subparagraph (c) below;

          the expiration of one year from the date of termination of Mr. Humphries’ service as a board member if Mr. Humphries’ tenure as a director terminates as a result of his permanent and total disability or death (other than a termination described in subparagraph (d) below) ; or

          the termination of Mr. Humphries’ service as a board member or Optionee’s service as a consultant by the Company if such termination constitutes or is attributable to a breach by Mr. Humphries or the Optionee of this Agreement, any Confidentiality, Inventions and Non-Compete and Non-Solicitation Agreement or any similar agreement between the Optionee and the Company or between Mr. Humphries and the Company having an equivalent purpose or effect or if either Mr. Humphries or the Optionee is discharged for cause. The Company’s Board of Directors shall have the right to determine whether Mr. Humphries or the Optionee has been discharged for cause and the date of such discharge, and such determination of the Board shall be final and conclusive.

4.     Vesting. All shares under this option shall become vested and exercisable on the date of grant.

5.     Exercise Upon Termination. Upon termination of Mr. Humphries’ service as a board member or the Optionee’s service as a consultant by reason of Mr. Humphries’ non re-election to the board, disability, normal retirement, death or otherwise, the stock option provided for by this Agreement is exercisable only to the extent the same was exercisable immediately prior to such termination.

6.     Changes in Capitalization. In the event of any change in the outstanding shares of Stock in the Company by reason of any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or rights offering to purchase stock at a price substantially below fair market value or other similar corporate change, the aggregate number of shares which may be subject to Options under the Plan and the terms of any outstanding Option, including the number and kind of shares subject to such Options and the purchase price per share thereof, shall be appropriately adjusted by the Board, consistent with such change and in such manner as the Board, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionee. Notwithstanding the preceding sentence, in no event shall any fraction of a share of stock be issued upon the exercise of an Option.

7.     Restriction on Transferability. The Plan provides that no stock option granted thereunder shall be transferable other than by will or the laws of decent and distribution and a stock option may be exercised during the lifetime of Mr. Humphries thereof only by the Optionee. In the event of Mr. Humphries’ death, this stock option shall thereafter be exercisable during the period specified in paragraph 3 hereof by Optionee.

8.     Manner of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the stock option may be exercised by giving written notice of exercise signed by the Optionee to the Secretary of the Company at its principal office and specifying the number of shares to be purchased and by paying in full the purchase price of the number of shares of stock with respect to which the stock option is exercised, in cash or in such other manner as may be authorized from time to time by the Company’s Board of Directors. In addition, the Optionee shall be solely responsible for the timely payment of an amount sufficient to satisfy applicable federal, state or local tax requirements, if any, resulting from the exercise any portion of this stock option. In the event the stock option shall be exercised by any person other than the Optionee, such notice to the Company shall be accompanied by appropriate proof of the right of such person to exercise the stock option, if any.

9.     Transfer of Shares by Company. The Company has no obligation to deliver shares or cash upon exercise of any stock option until qualified for delivery under such laws and regulations as may be deemed by the Company applicable thereto. At such time, the Company shall effect the transfer to the Optionee (or such other person exercising this stock option pursuant to paragraph 8 hereof) of the shares purchased pursuant hereto and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Optionee or other person exercising this stock option shall have any of the rights of a shareholder of the Company with respect to shares subject to this stock option until certificates for such shares shall have been issued following the exercise of this stock option pursuant to the provisions thereof.

10.     Investment Representation. The Optionee, by its acceptance hereof, represents and warrants to the Company that the purchase of shares of Common Stock upon the exercise hereof shall be for investment and not with a view to distribution, provided that this representation and warranty shall be inoperative, if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or is exempt from registration under the Securities Act. The Optionee further represents that all of equity interests are owned by Mr. Humphries, who is an “accredited investor” within the meaning of the Securities Act.

11.     Tax Consequences. Optionee agrees that Optionee is solely responsible for his tax liability that may arise as a result of the grant or exercise of the stock option granted hereby, has consulted with its own tax advisors regarding the federal, state and local tax consequences of this Agreement and is not relying on any statement or representation of the Company or its employees or agents.

     No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm or corporation other than the parties hereto any rights or benefits under or by reason of this Agreement.

13.     Further Assurances. Each party hereto agrees to execute such further papers, agreements, assignments or documents of title as may be necessary or desirable to effect the purposes of this Agreement and carry out its provisions.

14.     Entire Agreement. This Agreement embodies the entire agreement made between the parties hereto with respect to the matters covered herein and shall not be modified except by a writing signed by the party to be charged.

15.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same agreement.

16.     Governing Law. This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Minnesota applicable to contracts executed and to be performed therein.

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

UROPLASTY, INC	EXECUTIVE ADVISORY GROUP

By		By

	Daniel G. Holman, President and Chief Executive Officer	Sam B. Humphries, President